Exhibit 1.1

THE LOVESAC COMPANY

UNDERWRITING AGREEMENT

[__] Shares of Common Stock

October [__], 2018

Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

as Representative of the several Underwriters

Ladies and Gentlemen:

The stockholders named in Schedule I-A and Schedule I-B hereto (each such stockholder a “Selling Stockholder” and together, the “Selling Stockholders”) propose, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell, severally and not jointly, to the Underwriters named in Schedule II hereto (the “Underwriters”, or each, an “Underwriter”), for whom Roth Capital Partners, LLC is acting as the representative (the “Representative”), an aggregate of [__] shares of common stock (the “Firm Shares”), par value $0.00001 per share (the “Common Stock”) of The Lovesac Company, a Delaware corporation (such entity and, with respect to any time, date or period prior to the effective time of the Reorganization (as defined herein), SAC Acquisition LLC and any other predecessor entities of The Lovesac Company, and any subsidiaries of SAC Acquisition LLC or of any other predecessor entities of The Lovesac Company, the “Company”), and, at the election of the Representative, up to [__] additional shares of Common Stock (the “Option Shares”) (the Firm Shares and the Option Shares that the Underwriters elect to purchase pursuant to this Agreement being collectively called the “Shares” or the “Securities”).

The Company, the Selling Stockholders, and the several Underwriters hereby confirm their agreement as follows:

1. Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Securities on Form S-1 (File No. 333-227944) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto) at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.”

The Lovesac Company
2018 Follow-On Offering
1	Underwriting Agreement

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus covering the Securities, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any Preliminary Prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called a “Prospectus.”

2. Representations and Warranties of the Company Regarding the Offering.

(a)      The Company represents and warrants to, and agrees with, the several Underwriters and the Selling Stockholders, as of the date hereof, as of the Closing Date (as defined below) and as of each Option Closing Date (as defined below), if any, as follows:

(i) No Material Misstatements or Omissions. At each time of effectiveness, at the date hereof, at the Closing Date, and at each Option Closing Date, if any, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(v)(A)(1) below) as of [__] (Eastern time) (the “Applicable Time”) on the date hereof, at the Closing Date and on each Option Closing Date, if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, and any individual Written Testing-the-Waters Communications (as defined below), when considered together with the Time of Sale Disclosure Package, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Company has filed publicly on the Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) at least 48 hours prior to the date hereof any confidentially submitted registration statement relating to the offer and sale of Securities.

The Lovesac Company
2018 Follow-On Offering
2	Underwriting Agreement

(ii)  Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than Testing-the-Waters Communications, the Time of Sale Disclosure Package and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”). Except for Marketing Materials approved in writing by the Representative, no Marketing Materials have been provided to investors or prospective investors.

(iii) Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(iv) Testing-the-Waters Communications. Except as approved in writing by the Representative, the Company (A) has not alone engaged in any Testing-the-Waters Communication and (B) has not authorized anyone to engage in Testing-the-Waters Communications. Except as approved in writing by the Representative, the Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Each Written Testing-the-Waters Communications, did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of Securities will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

The Lovesac Company
2018 Follow-On Offering
3	Underwriting Agreement

(v) Free-Writing Prospectus. (A) The Company has provided a copy to each of the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of Securities. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times though the completion of the public offer and sale of Securities, does or will include (i) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g). As used in this paragraph and elsewhere in this Agreement:

(I) “Time of Sale Disclosure Package” means the Prospectus most recently filed with the Commission before the time of this Agreement, each Issuer Free Writing Prospectus, and the description of the transaction provided by the Underwriters included on Schedule III.

(II) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (a) is required to be filed with the Commission by the Company, or (b) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B) At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C) Each Issuer Free Writing Prospectus listed on Schedule IV satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(vi) Financial Statements. The financial statements of the Company, together with the related notes and schedules, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. No other financial statements or schedules are required under the Securities Act or the Exchange Act to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vii) Independent Accountants. To the Company’s knowledge, Marcum LLP, which has expressed its opinion with respect to certain financial statements and schedules included as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of Article 2-01 of Regulation S-X of the Commission and the Public Company Accounting Oversight Board.

The Lovesac Company
2018 Follow-On Offering
4	Underwriting Agreement

(viii) Accounting and Disclosure Controls.

(A) The Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(B) The Company maintains disclosure controls and procedures that have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(ix) Forward-Looking Statements. The Company has a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus, or the Marketing Materials.

(x) Statistical and Marketing-Related Data. All statistical or market-related data included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, the Company has no knowledge of any facts that would make such information not reliable or inaccurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

The Lovesac Company
2018 Follow-On Offering
5	Underwriting Agreement

(xi) Trading Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq Global Market (“Nasdaq”). There is no action pending by the Company or, to the Company’s knowledge, Nasdaq to delist the Common Stock from Nasdaq, nor has the Company received any notification that Nasdaq is contemplating terminating such listing. When sold, the Shares will be listed on Nasdaq.

(xii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. For the sake of clarity, actions by the Underwriters or member of the selling group or persons acting on any of their behalves will not constitute direct or indirect action by the Company for the purposes of this clause.

(xiii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xiv) No Integration. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that would be, individually or in the aggregate, integrated with the offer and sale of the Securities contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

3. Representations and Warranties Regarding the Company and the Selling Stockholders.

(a) The Company represents and warrants to, and agrees with, each Underwriter and each Selling Stockholder, as of the date hereof and as of the Closing Date and as of each Option Closing Date, as follows:

(i) Good Standing. The Company has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation. The Company has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

The Lovesac Company
2018 Follow-On Offering
6	Underwriting Agreement

(ii) Authorization. The Company has the power and authority to enter into this Agreement. This Agreement has been duly authorized by the Company, and when executed and delivered by the Company, and will constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii) Contracts. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company is subject, or by which any property or asset of the Company is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, except to the extent that such conflict, default, or Default Acceleration Event is not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or By-Laws.

(iv) No Violations of Governing Documents. The Company is not in violation, breach or default under its Certificate of Incorporation, By-Laws or other equivalent organizational or governing documents.

(v) Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement, except (A) the registration under the Securities Act of the Securities, which has been effected, (B) the necessary filings and approvals from Nasdaq to list the Shares, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

The Lovesac Company
2018 Follow-On Offering
7	Underwriting Agreement

(vi) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. Except for the issuances of options or restricted stock in the ordinary course of business or pursuant to this Agreement, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares have been duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all applicable securities laws, and will conform in all material respects to the description of the capital stock of the Company contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(vii) Taxes. The Company has (a) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (b) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company that are due and payable. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the knowledge of the Company, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii) Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities or upon any new grants under existing equity incentive plans in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

The Lovesac Company
2018 Follow-On Offering
8	Underwriting Agreement

(ix) Absence of Proceedings. There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator which is reasonably likely, singularly or in the aggregate, to result in a Material Adverse Effect.

(x) Permits. The Company holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely, singularly or in the aggregate, to have a Material Adverse Effect.

(xi) Good Title. The Company has good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by it that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

(xii) Intellectual Property. To the knowledge of the Company, the Company owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the knowledge of the Company, no action or use by the Company involves or gives rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. The Company has not received any notice alleging any such infringement or fee. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of the officers, directors or employees of the Company, or, to the Company’s knowledge, otherwise in violation of the rights of any persons.

The Lovesac Company
2018 Follow-On Offering
9	Underwriting Agreement

(xiii) Employment Matters. There is (A) no unfair labor practice complaint pending against the Company, nor to the Company’s knowledge, threatened against it, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, or, to the Company’s knowledge, threatened against it and (B) no labor disturbance by the employees of the Company or to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

(xiv) ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xv) Environmental Matters. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to its business, except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge.

The Lovesac Company
2018 Follow-On Offering
10	Underwriting Agreement

(xvi) SOX and Dodd-Frank Compliance. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules and regulations promulgated thereunder.

(xvii) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its respective properties, assets or operations.

(xviii) Foreign Corrupt Practices Act. Neither the Company nor any director or officer of the Company, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any other person acting on behalf of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xix) OFAC. Neither the Company nor any director or officer of the Company, nor, to the knowledge of the Company, any employee, representative, agent or affiliate of the Company or any other person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

The Lovesac Company
2018 Follow-On Offering
11	Underwriting Agreement

(xx) Insurance. The Company carries, or is covered by, insurance in such amounts and covering such risks as is commercially reasonable for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxi) Books and Records. The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (A) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable) since the time of its incorporation or organization through the date of the latest meeting and action, and (B) accurately in all material respects reflect all transactions referred to in such minutes.

(xxii) No Undisclosed Contracts. There is no Contract or document required by the Securities Act to be described in the Registration Statement, the Time of Sale Disclosure Package or in the Final Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed therein as required; and all descriptions of any such Contracts or documents contained in the Registration Statement, the Time of Sale Disclosure Package and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no such Contract has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and neither the Company has received notice, and the Company has no knowledge, of any such pending or threatened suspension or termination.

(xxiii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which is not so described.

(xxiv) Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of its respective family members. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no other transactions between or among the Company, directors, officers or other control persons of the Company. All such transactions have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under applicable law or Company policy.

(xxv) No Registration Rights. No person or entity has the right to require registration of Shares or other securities of the Company within 90 days of the date hereof because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company under the Securities Act.

The Lovesac Company
2018 Follow-On Offering
12	Underwriting Agreement

(xxvi) Continued Business. No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such discontinuation or decrease has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

(xxvii) No Fees. Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (A) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (B) any FINRA member, or (C) any person or entity that has or had any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxviii) Proceeds. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxix) No FINRA Affiliations. To the Company’s knowledge, no (A) officer or director of the Company, (B) owner of 5% or more of any class of the Company’s securities or (C) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representative and counsel to the Underwriters if it becomes aware that any officer, director of the Company or any owner of 5% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxx) No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxxi) Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the captions “Description of Capital Stock”, “Material United States Federal Income Tax Consequences to Non-U.S. Holders of Our Common Stock” and “Shares Eligible for Future Sale” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in material respects.

The Lovesac Company
2018 Follow-On Offering
13	Underwriting Agreement

(xxxii) Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities.

(xxxiii) Subsidiaries. The Company does not, as of the date hereof, have any subsidiaries and does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.

(xxxiv) Data Privacy. In connection with its collection, storage, transfer and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Private Information”), the Company is and has been in compliance in all material respects with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any Contract or codes of conduct to which the Company is a party or to which it is subject. The Company takes and has taken all steps reasonably necessary (including implementing and monitoring compliance with technical, organizational and administrative security measures) to protect Private Information against loss and against unauthorized access, use, modification, disclosure or other misuse. In the past three years, there has been no modification, disclosure or other misuse of, nor to the Company’s knowledge, any unauthorized access to any Private Information, nor has there been any breach in security of any of the information systems used to store or otherwise process any Private Information. The Company requires all third parties to which the Company provides Private Information or access thereto to maintain the privacy and security of such Private Information, including by contractually obligating such third parties to protect such Private Information in accordance with the applicable privacy laws. The Company is not subject to any complaints, lawsuits, proceedings, audits, investigations or claims by any private party, the Federal Trade Commission, any state attorney general or similar state official, or any other governmental authority, foreign or domestic, regarding its collection, use, storage, disclosure, transfer or maintenance of any Private Information and there are no such complaints, lawsuits, proceedings, audits, investigations or claims, to the Company’s knowledge, threatened.

The Lovesac Company
2018 Follow-On Offering
14	Underwriting Agreement

(xxxv) Reorganization. The reorganization (the “Reorganization”) pursuant to that certain Assignment and Assumption Agreement dated as of March 22, 2017 (the “Assignment and Assumption Agreement”), between SAC Acquisition LLC, as Assignor (the “Assignor”), and The Lovesac Company, as Assignee (the “Assignee”), was completed on March 22, 2017, in accordance with the Assignment and Assumption Agreement. Pursuant to the Reorganization, the Assignee acquired substantially all of Assignor’s assets, including all assets necessary for the conduct of Assignee’s business as currently conducted and proposed to be conducted, and assumed certain of Assignor’s liabilities, effective as of March 22, 2017. The Reorganization was effected in compliance with all applicable provisions of the Delaware General Corporation Law and all other applicable federal, state or other statutes, rules, regulations or laws, and in compliance with, and not in violation or breach of, (A) the certificate of incorporation, bylaws or other organizational documents of the Assignor or the Assignee, (B) any material credit agreement, loan, note, indenture, mortgage or other debt instrument or agreement to which the Assignor or Assignee is or was a party or by which either of them is or was bound or (C) any material lease, agreement, contract, agreement or purchase order to which the Assignor or the Assignee is or was a party or by which either of them is or was bound. All material consents, approvals and authorizations (x) required in order to effect the Reorganization, (y) required for the Assignee to acquire substantially all of Assignor’s assets and assume all of Assignor’s liabilities, or (z) otherwise required in connection with the Reorganization pursuant to law, regulation, agreement or otherwise, were obtained at or prior to the effective time of the Reorganization (including, without limitation, any consents, approvals or authorizations required by law or from third parties). The Company has obtained all consents, and satisfied all other Reorganization post-closing items and conditions required by it, pursuant to the terms of that certain Assumption Agreement dated March 22, 2017, by and among the Company, SAC Acquisition LLC, Siena Funding LLC and Siena Lending Group LLC (the “Siena Assumption Agreement”), all in accordance with, and within the timeframes required by and pursuant to the terms of the Siena Assumption Agreement.

Any certificate signed by any officer of the Company in connection with this Agreement and delivered to the Representative for the benefit of the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(b) Each Selling Stockholder, individually with respect to itself and not jointly and severally, represents and warrants to, and agrees with, each of the Underwriters and the Company that as of the date hereof and as of the Closing Date and as of each Option Closing Date, if any, as follows:

(i) Due Authorization. This Agreement, the Lock-Up Agreement (as defined below), the Stock Power (as defined below) and, as to the Selling Stockholders listed on Schedule I-B (the “Non-Majority Holders”), the Custody Agreement in the form of Exhibit B (the “Custody Agreement”), have been duly authorized, executed and delivered by such Selling Stockholder, and constitute valid, legal and binding obligations of such Selling Stockholder, enforceable in accordance with their terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

The Lovesac Company
2018 Follow-On Offering
15	Underwriting Agreement

(ii) No Violations. The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement, the Lock-Up Agreement, the Stock Power and as to Non-Majority Holders the Custody Agreement, and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) if such Selling Stockholder is a corporation, partnership, or limited liability company, result in any violation of the provisions of the articles of incorporation and bylaws, the partnership agreement, or the certificate of formation and limited liability company agreement, of such Selling Stockholder or (C) conflict with or result in a breach or violation of any law or any judgment, order, rule or regulation of any court or Governmental Entity having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Selling Stockholder’s ability to perform its obligations under this Agreement (a “Selling Stockholder Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or Governmental Entity is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Lock-Up Agreement, the Stock Power, and as to Non-Majority Holders the Custody Agreement, and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Lock-Up Agreement, the Stock Power and as to Non-Majority Holders the Custody Agreement, in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares, the approval by FINRA of the underwriting terms and arrangements, the approval for listing on Nasdaq and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(iii) Title. Such Selling Stockholder has, and immediately prior to the Closing Date and each Option Closing Date, such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

(iv) Good Standing. Such Selling Stockholder, to the extent not a natural person, has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization.

(v) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

The Lovesac Company
2018 Follow-On Offering
16	Underwriting Agreement

(vi) No Material Misstatements or Omissions. All Selling Stockholder Information (defined below) furnished by or on behalf of such Selling Stockholder in writing specifically for use in the Registration Statement, the Pricing Prospectus, the Final Prospectus and any further amendments or supplements to the Registration Statement, the Pricing Prospectus and the Final Prospectus, as the case may be, is, as of the Closing Date and each Closing Option Date, true, correct and complete in all material respects and does not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that it is agreed that such information furnished by such Selling Stockholder to the Company consists only of (A) the legal name, address and the number of shares of Common Stock owned by such Selling Stockholder before and after the offering, and (B) the other information with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to such Selling Stockholder, the “Selling Stockholder Information”).

(vii) Stock Power and Custody Agreement. Certificates in negotiable form or book entry security entitlements representing all of the Shares to be sold by each Selling Stockholder have been placed under a stock power, in form and substance reasonably satisfactory to the Representative (the “Stock Power”), duly executed and delivered by such Selling Stockholder to the Representative to be delivered to American Stock Transfer & Trust Company, LLC (the “Transfer Agent”) on the closing Date and each Option Closing Date. Each Non-Majority Holder has duly executed and delivered the Custody Agreement appointing Shawn Nelson, Donna Dellomo, and Jack Krause as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided herein and therein, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement, the Lock-Up Agreement, the Stock Power and the Custody Agreement.

(viii) OFAC. Such Selling Stockholder will not directly or, to its knowledge, indirectly use the proceeds of the offering of the Shares to be sold by such Selling Stockholder hereunder, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of any U.S. sanctions administered by OFAC or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of a Selling Stockholder and delivered to the Representative or to the Underwriter’s counsel shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

The Lovesac Company
2018 Follow-On Offering
17	Underwriting Agreement

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees, severally and not jointly, to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder at $[__] per share (the “Purchase Price”) the number of Firm Shares (subject to adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

(b) The Selling Stockholders, severally and not jointly, hereby grant to the Underwriters the option to purchase some or all of the Option Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right, severally and not jointly, to purchase at the Purchase Price all or any portion of the Option Shares as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriters at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company and the Selling Stockholder (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first (1st) business day after the date on which the option shall have been exercised nor later than the fifth (5th) business day after the date on which the option shall have been exercised unless the Company and the Representative otherwise agrees.

(c) Payment of the Purchase Price for and delivery of the Option Shares shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (d) below.

(d) The Firm Shares will be delivered by each Selling Stockholders to the Underwriters, against payment of the Purchase Price therefor by wire transfer of same day funds payable to the order of such Selling Stockholder, at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at [__] a.m. Pacific Time, on the second (2nd) (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representative, the Company, and the Selling Stockholders determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date.” On the Closing Date, the Selling Stockholders shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Representative may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the accounts of the respective Underwriters, which delivery shall with respect to the Firm Shares, be made through the facilities of the Depository Trust Company’s DWAC system.

The Lovesac Company
2018 Follow-On Offering
18	Underwriting Agreement

5. Covenants.

(a) The Company covenants and agrees with the several Underwriters as follows:

(i) The Company shall prepare the Final Prospectus in a form approved by the Representative and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second (2nd) business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required under the Securities Act.

(ii) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(iii) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B or 430C as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

The Lovesac Company
2018 Follow-On Offering
19	Underwriting Agreement

(iv) (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B) If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vi) The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of and Rule 158 under the Securities Act.

The Lovesac Company
2018 Follow-On Offering
20	Underwriting Agreement

(viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities (including all fees and expenses of the registrar and transfer agent of the Shares, and the cost of preparing and printing stock certificates and warrant certificates), (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel and Selling Stockholders’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification, if required, of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate, (D) the reasonable filing fees and reasonable fees and disbursements of counsel to the Underwriters incident to any required review and approval by FINRA of the terms of the sale of the Securities, (E) listing fees, if any, and (F) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Representative for the Underwriters’ reasonable out-of-pocket expenses, including legal fees and disbursements, in connection with the purchase and sale of the Securities contemplated hereby up to an aggregate of up to $[__] as the parties may agree (such $[__] limit shall include the amounts payable pursuant to clauses (C) and (D) above). If this Agreement is terminated by the Representative in accordance with the provisions of Section 6 or Section 9, the Company will reimburse the Underwriters for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) actually paid and incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder.

(ix) The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

(x) The Company has not taken and will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. For the sake of clarity, actions by the Underwriters or member of the selling group or persons acting on any of their behalves will not constitute direct or indirect action by the Company for the purposes of this clause.

The Lovesac Company
2018 Follow-On Offering
21	Underwriting Agreement

(xi) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each of the Underwriters, severally and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xii) The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending ninety (90) days after the date hereof (“Lock-Up Period”), (A) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (C) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for a registration statement on Form S-4 in connection with a business combination transaction or a registration statement on Form S-8 with respect to the registration of shares of Common Stock to be issued under an Equity Incentive Plan for Company employees. The restrictions contained in the preceding sentence shall not apply to (1) the Securities to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, or (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock in the ordinary course of business pursuant to equity incentive plans that do not vest during the Lock-Up Period described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus.

(xiii) The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock (if other than the Company).

(xiv) The Company hereby agrees to use its reasonable best efforts to obtain approval to list the Shares on Nasdaq.

(xv) The Company hereby agrees not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities. For the sake of clarity, actions by the Underwriters or member of the selling group or persons acting on any of their behalves will not constitute direct or indirect action by the Company for the purposes of this clause.

The Lovesac Company
2018 Follow-On Offering
22	Underwriting Agreement

(xvi) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the end of the Prospectus Delivery Period and (b) the expiration of the Lock-Up Period described above.

(b) Each Selling Stockholder, individually with respect to itself and not jointly and severally, covenants and agrees with the Underwriter as follows:

(i) Such Selling Stockholders will deliver to the Representative a duly executed lock-up agreement substantially in the form set forth on Exhibit A hereto (each, a “Lock-Up Agreement”).

(ii) Such Selling Stockholder will deliver to the Representative prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9.

(iii) During the Prospectus Delivery Period, such Selling Stockholder will advise the Representative promptly, and if requested by the Representative, will confirm such advice in writing, during the period when a prospectus relating to the Shares is required by the Act to be delivered, of any material change in the Selling Stockholder Information in the Registration Statement, the Time of Sale Disclosure Package or any Prospectus relating to such Stockholder.

(iv) Such Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to any “free writing prospectus” (as such term is defined in Rule 405 under the Act) other than any free writing prospectus listed on Schedule IV, and agrees that it will not distribute any other written materials in connection with the offer or sale of the Shares, other than the Registration Statement, the Preliminary Prospectus, or the Prospectus, in each case in compliance with the Securities Act.

(v) Such Selling Stockholder will deliver to the Representative prior to the Closing Date, to the extent applicable to such Selling Stockholder, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of any additional documentation necessary to comply with 31 CFR § 1010.230.

The Lovesac Company
2018 Follow-On Offering
23	Underwriting Agreement

6. Conditions of the Underwriter’s Obligations. The respective obligations of the several Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholders contained herein, the performance by the Company and the Selling Stockholders of their respective obligations hereunder and the following additional conditions:

(a) If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

(b) The Shares shall be approved for listing on Nasdaq, subject to official notice of issuance.

(c) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Representative, is material, or omits to state a fact which, in the reasonable opinion of the Representative, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the opinion and negative assurance letters of Duane Morris LLP, counsel to the Company, each dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the opinion of Workman Nydegger, intellectual property counsel to the Company, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative the opinions of legal counsels to each of the Selling Stockholders listed on Schedule I-A, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

The Lovesac Company
2018 Follow-On Offering
24	Underwriting Agreement

(i) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the negative assurance letter of DLA Piper LLP (US), counsel to the Underwriters, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(j) The Representative, for the benefit of the Underwriters, shall have received a letter from Marcum LLP, on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(k) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, a certificate, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date or the Option Closing Date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as applicable;

(ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Securities for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or the Option Closing Date, as applicable.

The Lovesac Company
2018 Follow-On Offering
25	Underwriting Agreement

(l) On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, certificates, dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Underwriters, signed by each Selling Stockholder listed on Schedule I-A, to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date or the Option Closing Date, as applicable, and such Selling Stockholder has complied, in all material respects, with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date.

(m) On or before the date hereof, the Representative shall have received a Lock-Up Agreement from each of the parties specified in Schedule V.

(n) On or before the date hereof, the Representative shall have received duly executed (i) from each Selling Stockholder, a Stock Power and Lock-Up Agreement and (ii) from the Non-Majority Holders, a Custody Agreement, in each case in form and substance reasonably satisfactory to the Representative.

(o) The Company and the Selling Stockholders shall have furnished to the Underwriters and its counsel such additional documents, certificates and evidence as the Underwriters or its counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and the Selling Stockholders at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(a)(viii), Section 5(b)(i), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

The Lovesac Company
2018 Follow-On Offering
26	Underwriting Agreement

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each of the Underwriters, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Selling Stockholder and its affiliates, directors and officers and employees, and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Securities Act, or the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable under this Section 7(a) to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by (x) the related Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g) or (y) any Selling Stockholder as to the Selling Stockholder Information provided by such Selling Stockholder.

(b) Each Selling Stockholder will, severally and not jointly, indemnify, defend and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder expressly for use therein, (ii) in whole or in part, any inaccuracy in the representations and warranties of such Selling Stockholder contained herein, or (iii) in whole or in part, any failure of such Selling Stockholder to perform its obligations hereunder or under law, and will reimburse such Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information as described in Section 7(g); provided, further, that the aggregate liability of any Selling Stockholder under the indemnity provisions of this Section 7(b) and under the contribution provisions of Section 7(e) shall be limited to an amount equal to the total net proceeds (after deducting underwriter discounts and commissions) to such Selling Stockholder from the sale of Shares sold by such Selling Stockholder.

The Lovesac Company
2018 Follow-On Offering
27	Underwriting Agreement

(c) Each of the Underwriters, severally and not jointly, will indemnify, defend and hold harmless the Company, its directors, employees, and each officer of the Company who signs the Registration Statement and the Selling Stockholders and each person, if any, who controls the Company or a Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g), and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each of the Underwriters to indemnify the Company or the Selling Stockholders (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter.

(d) Promptly after receipt by an indemnified party under subsection (a), (b), or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it and any others entitled to indemnification pursuant to this Section in any claim in respect of which indemnity may be sought under subsection (a), (b) or (c) of this Section 7, in which event the reasonable fees and expenses of such counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party or parties as incurred.

The Lovesac Company
2018 Follow-On Offering
28	Underwriting Agreement

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not unreasonably be conditioned, delayed or withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (I) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (II) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discount as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount of the of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Lovesac Company
2018 Follow-On Offering
29	Underwriting Agreement

(f) The obligations of the Company and the Selling Stockholders under this Section 7 shall be in addition to any liability that the Company and the Selling Stockholders may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each of the Underwriters under this Section 7 shall be in addition to any liability that each of the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and the Selling Stockholders, and their respective officers, directors and each person who controls the Company or a Selling Stockholders within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g) For purposes of this Agreement, each of the Underwriters severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of each of the Underwriters, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Stockholders contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company and the Selling Stockholders contained in Section 5(a)(viii) and Section 5(b)(i) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company and the Selling Stockholders or any of their respective officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

The Lovesac Company
2018 Follow-On Offering
30	Underwriting Agreement

9. Termination of this Agreement.

(a) The Representative shall have the right to terminate this Agreement by giving notice to the Company and the Selling Stockholders as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only), if in the discretion of the Representative, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, NYSE American, the Nasdaq Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or any Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus; or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(viii), Section 5(b)(i) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b) If the Representative elects to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by the Representative by telephone or email, confirmed by letter.

10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed, delivered or facsimile, as follows:

If to Representative:	Roth Capital Partners, LLC

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Facsimile: (949) 720-7227

Attention: General Counsel

with a copy to:	DLA Piper LLP (US)

2525 E. Camelback Road, Suite 1000

Phoenix, Arizona 85016

Facsimile: (480) 606-5524

Attn: Steven D. Pidgeon, Esq.

If to the Company:	The Lovesac Company

Two Landmark Square, Suite 300

Stamford, Connecticut 06901

Attention: Chief Executive Officer

The Lovesac Company
2018 Follow-On Offering
31	Underwriting Agreement

with a copy to:	Duane Morris LLP

1540 Broadway
New York, NY
Facsimile: (212) 202-6094

Attn: David N. Feldman, Esq.

If to a Selling Stockholder:	To the address set forth on such Selling Stockholder’s signature block,

or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters. Neither party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party.

12. Absence of Fiduciary Relationship. The Company and each of the Selling Stockholders acknowledges and agrees that: (a) each of the Underwriters has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Selling Stockholders and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Company and the Selling Stockholders on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Underwriters and the Company and the Selling Stockholders is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) each of the Company and the Selling Stockholders has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and the Selling Stockholders and that no Underwriter has any obligation to disclose such interest and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each of the Underwriters is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company or the Selling Stockholders.

13. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

The Lovesac Company
2018 Follow-On Offering
32	Underwriting Agreement

14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Submission to Jurisdiction. The Company, each Selling Stockholder, and each Underwriter irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Prospectus and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS CONTROLLING PERSONS, OFFICERS AND DIRECTORS REFERRED TO IN SECTION 7, EQUITY HOLDERS AND CREDITORS), THE SELLING STOCKHOLDERS, AND THE UNDERWRITERS HEREBY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

17. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

18. Entire Agreement. This Agreement, together with any other written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company, the Selling Stockholders and the Underwriters with respect to the preparation of any of the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

[Signature Pages Follow]

The Lovesac Company
2018 Follow-On Offering
33	Underwriting Agreement

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement among the Company, the Selling Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

THE LOVESAC COMPANY

By:
Name:	Shawn Nelson
Title:	Chief Executive Officer

[SELLING STOCKHOLDER]

By:
Name:
Title:
Address:

[Signature page to Underwriting Agreement]

Confirmed as of the date first above-mentioned

By the Representative of the several Underwriters.

ROTH CAPITAL PARTNERS, LLC

By:
Name:	Aaron M. Gurewitz

The Lovesac Company
2018 Follow-On Offering
35	Underwriting Agreement

SCHEDULE I-A

Select Selling Stockholders

Name	Number of Firm Shares to be Sold	Number of Option Shares to be Sold
SAC Acquisition LLC	[__]	[__]
Mistral Sac Holdings, LLC	[__]	[__]
Mistral Sac Holdings 3, LLC	[__]	[__]
Satori Capital Strategic Opportunities, LP	[__]	[__]
Satori Capital III, LP	[__]	[__]

Total	[__]	[__]

SCHEDULE I-B

Non-Majority Holders

Name	Number of Firm Shares to be Sold	Number of Option Shares to be Sold
Den Enterprises, LLC	[__]	0
Jason Dratell	[__]	0
Brady Fife	[__]	0
Justin Martorello	[__]	0
Post Road Equity, LLC	[__]	0
Duane Renfro	[__]	0
Royal Street Corporation	[__]	0
Clayton A. Struve	[__]	0
David Welling	[__]	0

Total	[__]	0

SCHEDULE II

Underwriters

Name	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Roth Capital Partners, LLC	[__]	[__]
Canaccord Genuity LLC	[__]	[__]
Craig-Hallum Capital Group LLC	[__]	[__]
Total	[__]	[__]

SCHEDULE III

Final Term Sheet

Issuer:	The Lovesac Company (the “Company”)

Symbol:	LOVE

Securities:	[__] shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company

Over-allotment option:	Up to an additional [__] shares of Common Stock at a price of $[__] per share

Public offering price:	$[__] per share of Common Stock

Underwriting discount:	$[__] per share of Common Stock

Expected net proceeds:	Approximately $[__] ($[__] if the overallotment option is exercised in full) (after deducting the underwriting discount and estimated offering expenses payable by the Company).

Trade date:	October [__], 2018

Settlement date:	October [__], 2018

Underwriters:	Roth Capital Partners, LLC

Canaccord Genuity LLC

Craig-Hallum Capital Group LLC

SCHEDULE IV

Free Writing Prospectus

1. None.

SCHEDULE V

Officers, Directors and Stockholders Executing Lock-Up Agreements

●	Shawn Nelson

●	Donna Dellomo

●	Jack Krause

●	Andrew Heyer

●	Christopher Bradley

●	William Phoenix

●	John Grafer

●	David Yarnell

●	SAC Acquisition LLC

●	Mistral Sac Holdings, LLC

●	Mistral Sac Holdings 3, LLC

●	Mistral Sac Holdings 4, LLC

●	Satori Capital Strategic Opportunities, LP

●	Satori Capital III, LP

●	The Selling Stockholders listed on Schedule I-B

EXHIBIT A

Form of Lock-Up Agreement

October [__], 2018

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with The Lovesac Company, a Delaware corporation (the “Company”), relating to a proposed offering of securities of the Company (the “Offering”) including shares of the Common Stock, par value $0.00001 per share (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate in the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date 90 days after the date of the final prospectus relating to the Offering (the “Final Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction specific in clause (1), (2) or (3) above.

The foregoing restrictions will not apply to the registration and sale of the Shares pursuant to the Underwriting Agreement. In addition, the foregoing restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (b) dispositions by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, (c) distributions to partners, members, or direct or indirect shareholders or any other direct or indirect equity owner of the undersigned (including, without limitation, to any entity or entities that directly or indirectly control, or are under common control with, the undersigned), (d) dispositions to any corporation, partnership, limited liability company, trust or other entity in which the undersigned and/or any member of the immediate family of the undersigned owns a beneficial ownership interest, or dispositions to any corporation, partnership, limited liability company, trust or other entity which manages, or that is controlled or managed by or is under common control or management with, the undersigned (including, without limitation, to any investment company or entity that manages, or that is controlled or managed by or is under common control or management with, the undersigned); (e) transfers or dispositions by operation of law, including pursuant to an order of a court or government agency, including a qualified domestic order, (f) the exercise of any option or warrant (but not the sale of any Common Stock received on the exercise thereof) and transfers of Common Stock or other Company securities subject to this agreement to the Company in full or partial payment of the exercise price for options or warrants to purchase shares of the Common Stock or to the Company for full or partial payment of taxes required to be paid upon the exercise of options or warrants to purchase shares of the Common Stock, or upon the vesting of restricted shares or restricted stock units or (g) transfers of Common Stock or other Company securities subject to this agreement pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a “change of control” (as defined below) of the Company occurring after the consummation of the Public Offering; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of the Common Stock shall remain subject to the terms of this Lock-Up Agreement; provided, however, that in the case of a transfer pursuant to clauses (a), (b), (c) and (d) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement; provided, further, that (i) in the case of a transfer pursuant to clauses (a), (b), (c), or (d), if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned during the Lock-Up Period, the undersigned shall include, in the case of any transfer which was not for cash, a statement in such report to the effect that such transfer or distribution is not a disposition for cash, (ii) in the case of any transfer pursuant to clause (a) or (b), that such transfer is being made as a gift for charitable or estate planning purposes and, in the case of any distribution pursuant to clause (c) or (d), that such distribution is being made to a wholly-owned subsidiary, partner, member or stockholder, as the case may be, of the undersigned, or to another specified permitted transferee under such clause, and (iii) in the case of any transfer pursuant to clause (f), that any related filing under Section 16(a) of the Exchange Act required to be made during the Lock-Up Period shall indicate that such filing is being made in connection with an exercise of an option or warrant and, if applicable, a disposition to the Company on a “cashless” or “net exercise” basis or to satisfy tax withholding requirements, as applicable. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For purposes of this Lock-Up Agreement, “change of control” means any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, would become the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% of total voting power of the voting stock of the Company.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares (but excluding, for the avoidance of doubt, any broad-based market basket or index).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

In the event that, during the Lock-Up Period, the Representative release or waive any prohibition set forth in this or similar lock-up agreement on the transfer of Common Stock or other Company securities held by any securityholder of the Company owning, directly or indirectly, more than 1% of the Common Stock issued and outstanding immediately prior to the Offering, an amount of Common Stock and other Company securities subject to this agreement representing the same percentage of the total number of outstanding Common Stock and other Company securities subject to this agreement and held by the undersigned as the percentage of the total number of outstanding Common Stock and other Company securities held by such other person or entity that are the subject of such release or waiver shall be immediately and fully released on the same terms from the applicable prohibitions set forth herein. The Representative shall promptly notify the Company and the undersigned of any such release.

The undersigned understands that if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan and the United States District Court for the Southern District of New York, for the purpose of any suit, action, or other proceeding arising out of this Lock-Up Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

[signature page follows]

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Name of Signatory if Stockholder is an entity - Please Print)

(Title of Signatory if Stockholder is an entity - Please Print)

Address:

EXHIBIT B

Form of Custody Agreement